As filed with the Securities and Exchange Commission on February 29, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0640593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1011 Warrenville Road, Suite 600, Lisle, IL 60532

(Address of Principal Executive Offices) (Zip Code)

SunCoke Energy, Inc. Long-Term Performance Enhancement Plan

(Full title of the plan)

Denise R. Cade, Esq.

Senior Vice President, General Counsel and Corporate Secretary

SunCoke Energy, Inc.

1011 Warrenville Road, Suite 600

Lisle, IL 60532

(Name and address of agent for service)

(630) 824-1000

(630) 824-1004 (facsimile)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.01
Long-Term Performance Enhancement Plan	1,600,000	$14.34	$22,944,000	$2,629.38

(1)	This registration statement covers 1,600,000 additional shares of the Registrant’s common stock, par value $0.01 (the “Common Stock”) available for issuance under the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan (“LTPEP”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also shall cover any additional shares of Common Stock that become issuable under the LTPEP by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the registrant’s receipt of consideration which would increase the number of outstanding shares of Common Stock.
(2)	The offering price is estimated pursuant to Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on February 24, 2012.
(3)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 (File No. 333-176403) filed by the Registrant with the Securities and Exchange Commission on August 19, 2011 are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 1,600,000 shares of Common Stock relating to the Registrant’s equity awards resulting from the adjustment of Sunoco, Inc. (“Sunoco”) equity awards in connection with Sunoco’s pro-rata distribution on January 17, 2012 of a special stock dividend of 56,660,000 shares of the Registrant’s Common Stock (the “Distribution”). Sunoco stockholders received 0.53046456 of a share of the Registrant’s Common Stock for every share of common stock, par value $1.00 per share, of Sunoco held as of the close of business on the record date of the Distribution.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a) The Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2011 filed with the SEC on February 29, 2012;

(b) The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-35243), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 19, 2011, including any amendments or reports filed for the purpose of updating such description;

(c) The Registrant’s Current Reports on Form 8-K filed with the SEC on January 9, 2012 and January 18, 2012; and

(e) The contents of the registration statement on Form S-8 (File No. 333-176403), filed with the SEC on August 19, 2011.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information furnished under current Items 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Current Report on Form 8-K expressly provides to the contrary.

SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on February 29, 2012.

SUNCOKE ENERGY, INC.

By	/s/ Denise R. Cade
Denise R. Cade Senior Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on February 29, 2012.

Signature	Title

/s/ Frederick A. Henderson	Chief Executive Officer and Chairman (Principal Executive Officer)
Frederick A. Henderson

/s/ Mark E. Newman*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Mark E. Newman

/s/ Fay West*	Vice President and Controller (Principal Accounting Officer)
Fay West

/s/ Robert J. Darnall*	Director
Robert J. Darnall

/s/ Alvin Bledsoe*	Director
Alvin Bledsoe

/s/ Peter B. Hamilton*	Director
Peter B. Hamilton

/s/ Karen B. Peetz*	Director
Karen B. Peetz

/s/ James E. Sweetnam*	Director
James E. Sweetnam

*	Frederick A. Henderson, pursuant to powers of attorney duly executed by the above officers and directors of SunCoke Energy, Inc. and filed with the SEC in Washington, D.C., hereby executes this registration statement on behalf of each of the persons named above in the capacity set forth opposite his or her name.

/s/ Frederick A. Henderson	February 29, 2012
Frederick A. Henderson

EXHIBIT INDEX

Exhibit Number	Description

4.2	Amended and Restated Certificate of Incorporation (incorporated by reference herein to Exhibit 3.1 to Amendment No. 4 to Registrant’s Registration Statement on Form S-1 filed on July 6, 2011, File No. 333-173022)

4.3	Amended and Restated Bylaws (incorporated by reference herein to Exhibit 3.2 to Amendment No. 1 to Registrant’s Registration Statement on Form S-1 filed on May 11, 2011, File No. 333-173022)

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (Contained in the opinion filed as Exhibit 5.1)

23.3	Consent of Marshall Miller & Associates, Inc.

24.1	Powers of Attorney

99.1	SunCoke Energy, Inc. Long-Term Performance Enhancement Plan, effective as of July 21, 2011 (incorporated by reference to Exhibit 10.5 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed on August 3, 2011, File No. 333-173022)